Exhibit 1.1

BAXALTA INCORPORATED

[•] Shares of Common Stock

Underwriting Agreement

[•], 2016

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Chase Lincoln First Commercial Corporation, a Delaware corporation (the “Selling Stockholder”), proposes to sell to J.P. Morgan Securities LLC (the “Underwriter”) [•] shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Baxalta Incorporated, a Delaware corporation (the “Company”). The Common Stock, including the Shares, has associated therewith rights (the “Rights”) to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $200 per one one-thousandth of a share of Preferred Stock, subject to adjustment. The Rights were issued pursuant to a Rights Agreement (the “Rights Agreement”), dated as of June 30, 2015, among the Company and Computershare Trust Company, N.A. and Computershare Inc., collectively as rights agent.

On the date hereof and prior to the execution of this Agreement, the Selling Stockholder entered into an exchange agreement (the “Exchange Agreement”) with Baxter International Inc., a Delaware corporation (“Baxter”), whereby Baxter transferred to the Selling Stockholder the Shares in exchange for certain indebtedness of Baxter held by the Selling Stockholder (the closing of such exchange being the “Exchange”).

The Company and the Selling Stockholder hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-206717), including a prospectus, relating to the Shares and the Rights. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] [a/p].m., New York City time, on [•], 2016.

2. Purchase of the Shares by the Underwriter.

(a) The Selling Stockholder agrees to sell the Shares to the Underwriter as provided in this underwriting agreement (this “Agreement”), and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Selling Stockholder at a purchase price per share of $[•] (the “Purchase Price”) the Shares.

(b) Each of the Company and the Selling Stockholder understands that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriter may offer and sell Shares to or through any of its affiliates.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Underwriter, at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603, at 10:00 A.M. New York City time on [•], 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter (but in no event earlier than the closing of the Exchange), as the Underwriter, the Company and the Selling Stockholder may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date”; provided that the date and place of the Closing Date shall occur on the same date and at the same place as the applicable closing of the Exchange.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

(d) The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement are arm’s-length commercial transactions between the Company and the Underwriter, (ii) in connection therewith, and with the process leading to such transaction, the Underwriter is not acting as the agent or fiduciary of the Company or any of its subsidiaries, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries with respect to the offering contemplated by this Agreement or the process leading thereto or any other obligation to the Company or any of its subsidiaries except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter owes a fiduciary or similar duty to the Company or any of its subsidiaries, in connection with such transaction or the process leading thereto.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter and the Selling Stockholder that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) Baxter Information (as defined below), (ii) Selling Stockholder Information (as defined below) or (iii) Underwriter Information (as defined below).

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act on the date of its first use and as of the Applicable Time, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus and all other such Issuer Free Writing Prospectuses accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus on the date of its first use and as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) Baxter Information, (ii) Selling Stockholder Information or (iii) Underwriter Information.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares is pending or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) Baxter Information, (ii) Selling Stockholder Information or (iii) Underwriter Information.

(e) Financial Statements. Except as noted therein, the combined financial statements of the Company, and the related notes thereto, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the combined financial position of the Company as of the dates indicated and the combined results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved; the selected financial data of the Company and its subsidiaries contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the pro forma financial information of the Company, and the related notes thereto, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and in accordance with the requirements of Regulation S-X, and the assumptions underlying such pro forma financial information are reasonable.

(f) No Material Adverse Change. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the business, management or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), (ii) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise and (iii) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options described as outstanding in, and the grant or vesting of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock.

(g) Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect. Each of Baxalta US Inc., a Delaware corporation, and Baxalta World Trade LLC, a Delaware limited liability company (together, the “Significant Subsidiaries”), is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with corporate (or the equivalent) power and authority to own, lease and operate its properties and conduct its business as now being conducted; each Significant Subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the terms of the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other applicable equity interests of each Significant Subsidiary owned by the Company are owned directly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Rights. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity; and the Rights have been duly authorized by the Company and validly issued, and the Preferred Stock has been duly authorized by the Company and validly reserved for issuance and, upon the exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(k) No Violation, Default or Conflicts. The execution, delivery and performance by the Company of this Agreement, the Merger Agreement (as defined below) and the Letter Agreement (as defined below), and the consummation by the Company of the transactions contemplated herein and therein, including the Merger (as defined below), do not or will not conflict with or constitute a breach of, or default under (i) the respective certificate of incorporation or formation or bylaws or limited liability company agreement of the Company or any Significant Subsidiary, (ii) any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any Significant Subsidiary is a party or by which it is bound, or (iii) any statute, law, administrative regulation or administrative or court decree, except with respect to clauses (ii) and (iii) above, for such conflicts, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect.

(l) No Consents Required. No consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated herein, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter.

(m) Legal Proceedings. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary, which could reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement.

(n) Independent Accountants. PricewaterhouseCoopers LLP, which has audited and reported on certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

(o) Title to Intellectual Property. Except as would not be reasonably expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and, to the knowledge of the Company, the conduct of the respective businesses of the Company and its subsidiaries do not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(p) Investment Company Act. The Company is not required to be registered under the Investment Company Act of 1940, as amended.

(q) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization, except for any such revocation, modification or non-renewal that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received written notice of liability under or relating to, or violation of, any Environmental Laws, including for the investigation or remediation of any Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any predecessor for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or, to the knowledge of the Company, previously owned, operated or leased by the Company or any of its subsidiaries, or, to the knowledge of the Company, at, on, under or from any other property or facility, in violation of any Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(t) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(u) Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w) No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”), directors or officers, nor to the Company’s knowledge any employees, agents or representatives of the Company or of any of its subsidiaries or Affiliate, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the Company and its subsidiaries and Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained in this paragraph.

(x) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) No Conflicts with Sanctions Laws. Except to the extent authorized by the appropriate Sanctions-administering authority in accordance with U.S. law or as otherwise permitted by U.S. law, none of the Company, any of its subsidiaries or, to the knowledge of the Company or any of its subsidiaries, any of the directors, officers, agents, employees, or Affiliates of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or owned by a Person that is, (i) the subject or target of any sanctions administered or enforced by the U.S. government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Ukraine (including the Crimea region), Iran, North Korea, Sudan or Syria) where Sanctions prohibit or restrict the location, organization or residence of such Person in the country or territory.

(z) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

(aa) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares (it being understood that the Company makes no statement as to the actions taken by or on behalf of such Underwriter or the Selling Stockholder in connection with the offering contemplated hereby).

(bb) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to the applicable rules and regulations under the Securities Act.

(cc) Exchange Listing. The Shares have been approved for listing on the New York Stock Exchange (“NYSE”).

(dd) Merger Agreement and Letter Agreement. Each of that certain Agreement and Plan of Merger, dated as of January 11, 2016 (the “Merger Agreement”), by and among Shire plc, a company incorporated in Jersey, Channel Islands (“Shire”), BearTracks, Inc., a Delaware corporation and wholly owned subsidiary of Shire (“Sub”), and the Company, pursuant to which Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Shire (the “Merger”), and that certain Letter Agreement, dated as of January 11, 2016 (the “Letter Agreement”), by and among Shire, the Company and Baxter has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Merger Agreement and the Letter Agreement by the other parties thereto, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity; and the execution, delivery and performance of each of the Merger Agreement and the Letter Agreement and the consummation of the transactions contemplated therein, including the Merger, have been duly authorized by all necessary corporate action (other than, in the case of the Merger, the affirmative vote in favor of the adoption of the Merger Agreement of the holders of a majority of the issued and outstanding shares of Common Stock that are entitled to vote thereon).

4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Exchange Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except for consents, approvals, authorizations and orders that have been or will be obtained or made on or prior to the Closing Date; and this Agreement and the Exchange Agreement have been duly authorized, executed and delivered by the Selling Stockholder.

(b) No Violation, Default or Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement and the sale of the Shares to be sold by the Selling Stockholder and the consummation of the transaction contemplated hereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Selling Stockholder or (iii) result in the violation of any law or statute or any administrative regulation or administrative or court decree, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, charge or encumbrance that would not, individually or in the aggregate, prevent or materially interfere with the performance by the Selling Stockholder of its obligations under this Agreement.

(c) Title to Shares. The Selling Stockholder will have, immediately prior to the time of the sale of the Shares on the Closing Date, good and valid title to the Shares to be sold by the Selling Stockholder at the Closing Date, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriter.

(d) No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares (it being understood that the Selling Stockholder makes no statement as to the actions taken by or on behalf of the Underwriter in connection with the offering contemplated hereby).

(e) Pricing Disclosure Package. The Selling Stockholder Information in the Pricing Disclosure Package at the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Selling Stockholder Information in the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Selling Stockholder Information in the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Material Information. As of the date hereof and as of the Closing Date, the sale of the Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company known to the Selling Stockholder which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

5. Further Agreements of the Company. The Company covenants and agrees with the Underwriter and the Selling Stockholder that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, upon request, two photocopies of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriter thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriter thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will use its reasonable efforts in cooperation with the Underwriter to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that such requirements shall be deemed to be met by the Company’s compliance with its timely reporting requirements pursuant to the Exchange Act.

(h) Clear Market. For a period of 30 days after the date of the Prospectus, the Company will not, directly or indirectly (i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other equity or equity-linked securities of, or any securities convertible into or exercisable or exchangeable for Common Stock or any other equity or equity-linked securities of, the Company (collectively, “Baxalta Subject Securities”), (ii) publicly disclose or engage in discussions concerning the intention to make any such offer, pledge, issuance, sale or disposition with respect to, or filing of any registration statement under the Securities Act relating to, any Baxalta Subject Securities, (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Baxalta Subject Securities or (iv) file with the Commission or cause to become effective any registration statement under the Securities Act relating to, or make any demand for or exercise any right with respect to the registration with the Commission of, any Baxalta Subject Securities, whether any such transaction described in clauses (i), (ii), (iii) or (iv) above is to be settled by delivery of any Baxalta Subject Securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (A) the Shares to be sold hereunder; (B) the filing of any registration statement contemplated by the Letter Agreement in connection with a Retained Shares Transaction (as defined in the Letter Agreement); (C) the issuance by the Company of any Baxalta Subject Securities upon the exercise of any option outstanding on the date hereof under the Company’s existing equity incentive plans, or the vesting of any previously issued restricted stock, restricted stock units or performance stock units, outstanding on the date hereof under the Company’s existing equity incentive plans; (D) the grant of stock options, stock, restricted stock units or performance stock units pursuant to the Company’s existing equity incentive plans in effect on the date hereof; or (E) the filing of one or more registration statements on Form S-8 with the Commission with respect to any Baxalta Subject Securities issued or issuable under the Company’s existing equity incentive plans in effect on the date hereof.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock (it being understood that the Company makes no statement as to the actions taken by or on behalf of such Underwriter or the Selling Stockholder in connection with the offering contemplated hereby).

(j) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show approved by the Company), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final pricing terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated hereby (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date, and the statements of the Company and its officers and of the Selling Stockholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officers’ Certificate. The Underwriter shall have received on and as of the Closing Date (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above, and (y) a certificate of the Selling Stockholder, in form and substance reasonably satisfactory to the Underwriter, (A) confirming that the representations of the Selling Stockholder set forth in Sections 4(e), (f) and (g) hereof are true and correct and (B) confirming that the other representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(f) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to each of the Underwriter and Baxter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter and Baxter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(ii) On the date of this Agreement and on the Closing Date, the Company shall have furnished to each of the Underwriter and Baxter a certificate, dated the respective dates of delivery thereof and addressed to the Underwriter and Baxter, of each of its chief financial officer and associate general counsel with respect to certain financial and/or statistical data contained in the Pricing Disclosure Package and the Prospectus, in each case providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter.

(g) Opinion of Associate General Counsel of the Company. Stephanie D. Miller, Senior Vice President, Associate General Counsel and Corporate Secretary of the Company, shall have furnished to the Underwriter, at the request of the Company, her written opinion, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex B-1 hereto.

(h) 10b-5 Statement of Associate General Counsel of the Company. Stephanie D. Miller, Senior Vice President, Associate General Counsel and Corporate Secretary of the Company, shall have furnished to Baxter and the Selling Stockholder, at the request of the Company, her written 10b-5 statement, dated the Closing Date, and addressed to Baxter and the Selling Stockholder, to the effect set forth in Annex B-2 respectively, hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Company. Mayer Brown LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex B-3 and Annex B-4, respectively, hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date, an opinion and 10b-5 statement of Sidley Austin LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares by the Selling Stockholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares by the Selling Stockholder.

(l) Good Standing. The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and each executive officer and director of the Company named on Schedule 1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be full force and effect on the Closing Date.

(n) Exchange of Shares. On or prior to the Closing Date, the Exchange shall have occurred in accordance with the terms of the Exchange Agreement and without giving effect to any material amendment not consented to by the Underwriter. Immediately prior to the Closing, Baxter shall have furnished to the Selling Stockholder the certificate contemplated by Section 6(c) of the Exchange Agreement, and such certificate shall confirm each of the items referred to in clauses (A), (B) and (C) of Section 6(c) of the Exchange Agreement.

(o) Market Conditions. On or prior to the Closing Date, none of the following shall have occurred: (i) trading generally shall have been suspended or materially limited on or by the NYSE; (ii) trading in the Common Stock shall have been suspended on the NYSE; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; or (iv) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis shall have occurred, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(p) Additional Documents. On or prior to the Closing Date, each of the Company and the Selling Stockholder shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any electronic road show as defined in Rule 433(h) under the Securities Act related to the offering and sale of the Shares and not constituting an Issuer Free Writing

Prospectus (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to Baxter furnished to the Company in writing by Baxter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by Baxter consists of the following information in the Prospectus furnished on behalf of Baxter: the first sentence of the second paragraph on the cover page of the Prospectus, other than the statement that the Selling Stockholder is an affiliate of the Underwriter; the information in the section entitled “Prospectus Summary—The Separation and Distribution”; the first and fourth sentences of the first paragraph in the section entitled “Prospectus Summary—The Underwriting and Debt-for-Equity Exchange”; the third sentence of the second paragraph in the section entitled “Prospectus Summary—The Underwriting and Debt-for-Equity Exchange”; the third paragraph in the section entitled “Prospectus Summary—The Underwriting and Debt-for-Equity Exchange”; the fourth sentence in the section entitled “Prospectus Summary—The Offering—Use of proceeds”; the first sentence in the section entitled “Prospectus Summary—The Offering—Selling shareholder”; the second, third and fourth sentences of the second paragraph in the section entitled “Risk Factors—Risks Related to Baxalta’s Common Stock and this Offering—Future sales or distributions of Baxalta common stock (including through this offering) may cause the market price for shares of Baxalta common stock to decline”; clause (i) of the penultimate sentence in the section entitled “Certain Relationships and Related Person Transactions—Shareholder’s and Registration Rights Agreement”; the second and fourth sentences in the second paragraph in the section entitled “Principal and Selling Shareholders”; the information in the row beginning with “Baxter International Inc.” in the “Selling Shareholder” table in the section entitled “Principal and Selling Shareholders”; the first and third sentences of the first paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange”; the third sentence of the second paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange”; and the last sentence in the third paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange” (collectively, the “Baxter Information”), (ii) Selling Stockholder Information or (iii) Underwriter Information.

(b) Indemnification of the Underwriter and the Company by the Selling Stockholder. The Selling Stockholder hereunder agrees to indemnify and hold harmless the Underwriter and the Company, their respective affiliates, directors and officers and each person, if any, who controls the Underwriter or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Selling Stockholder consists of the following information in the Prospectus furnished on behalf of the Selling Stockholder: the identity of the Selling Stockholder; the statement that the Selling Stockholder is an affiliate of the Underwriter; the second sentence of the first paragraph in the section entitled “Prospectus Summary—The Underwriting and Debt-for-Equity Exchange”; the first and second sentences of the second paragraph in the section entitled “Prospectus Summary—The Underwriting and Debt-for-Equity Exchange”; the third sentence in the section entitled “Prospectus Summary—The Offering—Use of proceeds”; the third sentence of the first paragraph in the section entitled “Use of Proceeds”; clause (ii) of the penultimate sentence in the section entitled “Certain Relationships and Related Person Transactions—Shareholder’s and Registration Rights Agreement”; the second sentence of the first paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange”; the first, second, third, fourth and fifth sentences of the second paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange”; and the fourth paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange” (“Selling Stockholder Information”).

(c) Indemnification of the Company and the Selling Stockholder by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the information appearing in the third, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting (Conflicts of Interest)—Underwriting” and the information appearing in the fifth, sixth, seventh and eighth sentences of the second paragraph under the caption “Underwriting (Conflicts of Interest)—Conflicts of Interest and Relationships” (“Underwriter Information”).

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 8. The Indemnifying Person shall be entitled to participate therein, and, to the extent that it elects (upon notice to the Indemnified Person), jointly with any other similarly notified Indemnifying Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person). If the Indemnifying Person shall not have so elected to assume such defense, then, upon request of the Indemnified Person, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the Indemnifying Person shall so elect to assume such defense, the Indemnifying Person shall not be liable to the Indemnified Person pursuant to this Section 8 of any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof; provided, however, that any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable as a matter of law to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares as well as the relative fault of the Company, the Selling Stockholder and the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, the Selling Stockholder and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to paragraph (e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8 concerning contribution, no Indemnifying Person shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of Sections 8(a), 8(b) or 8(c). Nothing herein contained shall be deemed to constitute a waiver by an Indemnified Person of such person’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto); (ii) the fees and expenses of the Company’s counsel and independent accountants; (iii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a blue sky memorandum (including the related fees and expenses of counsel for the Underwriter); (iv) the costs and charges of any transfer agent and any registrar; and (v) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If the Underwriter declines to purchase the Shares for any reason permitted under this Agreement other than (i) as a result of the occurrence of any event described in clauses (i), (iii) or (iv) of Section 7(o), (ii) due to the failure of any of the conditions specified in Section 7(b), 7(e), 7(k) or 7(p) (in each case solely as such conditions relate to the Selling Stockholder) (iii) due to the failure of the condition specified in Section 7(n) or (iv) due to the failure of the Selling Stockholder to tender the Shares for delivery to the Underwriter, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriter.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk, with a copy to Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 (fax: (312) 853-7036) Attention: Pran Jha and Michael P. Heinz. Notices to the Company shall be given to Baxalta Incorporated, 1200 Lakeside Drive, Bannockburn, Illinois 60015 (fax:                                 ), Attention: General Counsel, with a copy to Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606 (fax: (312) 706-8201), Attention: David A. Schuette. Notices to the Selling Stockholder shall be given to Chase Lincoln First Commercial Corporation, 270 Park Avenue, New York, New York 10017 (fax: (312) 325-3060), Attention: William Oleferchik, with a copy to Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 (fax: (312) 853-7036); Attention: Pran Jha and Michael P. Heinz.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement

(f) Lock-up Agreement. At the request of the Underwriter, the Selling Stockholder shall enforce the covenant contemplated in Section 6 of the Exchange Agreement against Baxter until such covenant shall have expired or been terminated in accordance with its terms.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BAXALTA INCORPORATED

By:
Name:
Title:

CHASE LINCOLN FIRST COMMERCIAL CORPORATION

By:
Name: William J. Oleferchik
Title: Authorized Signatory

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

Signature Page to Underwriting Agreement

Schedule 1

Lock-up Agreement Signatories

Directors
Wayne T. Hockmeyer, Ph.D.
Blake E. Devitt
Karen J. Ferrante, M.D.
John D. Forsyth
Gail D. Fosler
James R. Gavin III, M.D., Ph.D.
Francois Nader, M.D.
Albert P.L. Stroucken
Officers
Ludwig N. Hantson, Ph.D.
Robert J. Hombach
Peter G. Edwards
John Glasspool
Brian Goff
Anne-Marie Law
Jacopo Leonardi
John A. McCoy
David D. Meek
John J. Orloff, M.D.
Dagmar Rosa-Björkeson
Patrice Zagame, M.D.

Annex A

a.	Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package

[None.]

b.	Pricing Information Provided Orally by the Underwriter

The number of Shares offered is [•].

The public offering price per Share is $[•].

The underwriting discount per Share is $[•].

Annex B-1

Form of Opinion of Associate General Counsel of the Company

Annex B-2

Form of 10b-5 Statement of Associate General Counsel of the Company

Annex B-3

Form of Opinion of Counsel for the Company

Annex B-4

Form of 10b-5 Statement of Counsel for the Company

Exhibit A

Form of Lock-Up Agreement

                         , 2016

J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179

Re: Baxalta Incorporated — Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Baxalta Incorporated, a Delaware corporation (the “Company”), and Chase Lincoln First Commercial Corporation, as selling stockholder, providing for the public offering (the “Public Offering”) by J.P. Morgan Securities LLC (the “Underwriter” or “you”), of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Securities”).

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date of the final prospectus relating to the Public Offering (the “Prospectus”) and ending 30 days after the date of the Prospectus (the “30-day restricted period”), directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other equity or equity-linked securities of, or any securities convertible into or exercisable or exchangeable for Common Stock or any other equity or equity-linked securities of, the Company (including without limitation, Common Stock or such other securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Subject Securities”), (2) publicly disclose or engage in discussions concerning the intention to make any such offer, pledge, sale or other disposition with respect to any Subject Securities, (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Securities, or (4) make any demand for or exercise any right with respect to the registration with the SEC of any Subject Securities, whether any such transaction described in clause (1), (2), (3) or (4) above is to be settled by delivery of the Subject Securities, in cash or otherwise.

Notwithstanding anything else in this letter agreement (this “Letter Agreement”, the restrictions set forth in the previous paragraph shall not apply to:

(A)	transfers of shares of Common Stock as a bona fide gift or gifts;

(B)	transfers of shares of Common Stock either during the undersigned’s lifetime or on death (i) by will or intestacy or (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family;

Exhibit A-1

(C)	transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(D)	the exercise of any option to purchase shares of Common Stock or the vesting of any restricted stock unit or performance share unit in accordance with its terms; provided that the securities received upon such exercise or vesting shall be subject to the terms of this Letter Agreement;

(E)	the forfeiture of shares of Common Stock to the Company to satisfy any income, employment or social security tax withholding and remittance obligations in connection with the vesting during the 30-day restricted period of any restricted stock unit or performance share unit; provided that no filing by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, other than a filing on Form 4 under transaction code F that includes disclosure stating that such forfeiture was made to satisfy tax withholding obligations;

(F)	the establishment of a trading plan complying with Rule 10b5-1 under the Exchange Act, for the sale or transfer of shares of Common Stock, provided that such plan does not provide for the sale or transfer of Common Stock during the 30-day restricted period; or

(G)	sales of Common Stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Letter Agreement or pursuant to any amendment or replacement of any such plan, so long as the number of shares of Common Stock subject to such original plan is not increased;

provided that in the case of any transfer or disposition pursuant to clause (A), (B) or (C), each transferee shall execute and deliver to the Underwriter a lock-up letter in the form of this Letter Agreement to the extent and for the duration that the terms of this Letter Agreement remain in effect at the time of the transfer or disposition; and provided, further, that in the case of any transfer, disposition or other action pursuant to clause (A), (B), (C) or (F), no filing by any party (donor, donee, transferor, transferee or holder) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer, disposition or other action (other than a filing on a Form 5 made after the expiration of the 30-day restricted period). For purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin.

The Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Underwriter will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriter hereunder shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are each hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall automatically be released from all obligations under this Letter Agreement. This Letter Agreement shall lapse and become null and void if the closing of the Public Offering shall not have occurred on or before February 15, 2016.

The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Exhibit A-3